AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM



1.	Security Purchased:     ACC 3.75%  04/15/2023

2.	Cusip Number:  024836AA6

3.	Date of Purchase:   03/25/2023

4.	Broker Name:         JPMorgan
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.	Issuer:  American Campus Communities

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	  Aggregate principal amount
  of purchase:     $2,000,000              ______

9.	Aggregate principal amount
  of offering:     $400,000,000

10.	Purchase price (net of fees and expenses):   99.659

11.	Date offering commenced:   March 25, 2013

12.	Offering price at end of first day on which any sales
were made:   99.659

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied: YES or NO

a. Does the account's governing
document(s) allow for this    security
to be purchased?
____YES_

b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is being
offered to the public, or are Eligible
Municipal Securities or are securities
sold in an Eligible Foreign Offering,
or are securities sold in an Eligible
Rule 144A Offering.
____YES____
_

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.
____YES____
_

d. The underwriting was a firm
commitment underwriting?
____YES____
_

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?
___YES_____

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations
of predecessors).
____YES____

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
___YES_____

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
______YES

      Portfolio Manager(s) (Name):
      ____Tim Compan____________________
     Date: __3/25/2013________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):    ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number   Par     Exec Price

Account
Qty/Par
Price

carm0009
365,000
99.659

cn000440
20,000
99.659

cn001025
50,000
99.659

cp000663
75,000
99.659

cp000664
30,000
99.659

cp001040
85,000
99.659

cp001388
25,000
99.659

cp002190
25,000
99.659

cp003568
30,000
99.659

cp003570
20,000
99.659

cp004150
60,000
99.659

cp005328
25,000
99.659

cp005862
40,000
99.659

cp006887
20,000
99.659

cp007445
125,000
99.659

cp007605
35,000
99.659

cp007615
55,000
99.659

cpx01402
65,000
99.659

cpx04086
25,000
99.659

cpx04396
30,000
99.659

cx000002
20,000
99.659

cx000015
55,000
99.659

cx000038
50,000
99.659

cx000043
650,000
99.659

cx000350
20,000
99.659